Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

First Quarter 2019 Results and a Quarterly Dividend

New York, NY, April 30, 2019......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2019.

Consolidated net sales for the first quarter of 2019 were $283.8 million, compared to consolidated net sales of $261.8 million during the comparable quarter in 2018. Earnings from continuing operations for the first quarter of 2019 were $13.1 million or 57 cents per diluted share, compared to $8.6 million or 37 cents per diluted share in the first quarter of 2018. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2019 were $13.1 million or 57 cents per diluted share, compared to $10.5 million or  46 cents per diluted share in the first quarter of 2018.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are pleased with our first quarter, showing gains in sales and earnings, with strong performance in both of our operating divisions.

“Engine Management sales were up 6.9%. The wire and cable portion was down 3.3%. The non-wire portion of engine management was up 9.3%, benefitting from pipeline orders, the pass-through of tariff costs, an uptick in OE business, and a general improvement in market conditions. Meanwhile, our customer POS remains in the low single digits, which tends to be a better indicator of long term trends.

“Engine Management gross margin was down 30 basis points, attributable to the tariffs being passed through to customers at our cost. We are pleased to announce that the expenses related to the integration of the General Cable wire business are now largely behind us.

“As expected, our Temperature Control sales rebounded nicely, up 14.4%. While a portion of this was attributable to tariff pass-through, the majority was the result of strong pre-season orders as customers rebuilt their shelf inventory after a strong 2018 selling season. That said, while we are obviously pleased with the quarter, the year will still depend on what happens in the summer months.

“Temperature Control gross margin improved 80 basis points, and, as with Engine Management, were dampened due to tariffs being passed through at our cost. As previously discussed, within SG&A, we are anticipating improvements in our distribution expense as we fully implement our new warehouse automation.

“Finally, as previously announced, on April 1st we completed the acquisition of the Pollak business of Stoneridge, Inc.  Although we are still in our first month, we are pleased with what we have seen, and believe it will be an excellent fit for SMP. We will be relocating the acquired production lines to existing facilities over the course of the next year, and expect significant savings once integrated into SMP. In addition, we see future potential as we increase our presence in the heavy duty and commercial vehicle markets.”

The Board of Directors has approved payment of a quarterly dividend of 23 cents per share on the common stock outstanding. The dividend will be paid on June 3, 2019 to stockholders of record on May 15, 2019.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, April 30, 2019.  The dial-in number is 877-876-9176 (domestic) or 785-424-1670 (international). The playback number is 800-925-9416 (domestic) or 402-220-5387 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED MARCH 31,
	2019	2018
	(Unaudited)
NET SALES	$283,766	$261,826

COST OF SALES	205,803	189,237

GROSS PROFIT	77,963	72,589

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	60,000	57,717
RESTRUCTURING AND INTEGRATION EXPENSES	-	2,836
OTHER INCOME (EXPENSE), NET	(6)	271

OPERATING INCOME	17,957	12,307

OTHER NON-OPERATING INCOME (EXPENSE), NET	646	(31)

INTEREST EXPENSE	1,089	632

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	17,514	11,644

PROVISION FOR INCOME TAXES	4,410	3,047

EARNINGS FROM CONTINUING OPERATIONS	13,104	8,597

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(888)	(608)

NET EARNINGS	$12,216	$7,989

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.58	$0.38
DISCONTINUED OPERATION	(0.04)	(0.02)
NET EARNINGS PER COMMON SHARE - BASIC	$0.54	$0.36

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.57	$0.37
DISCONTINUED OPERATION	(0.04)	(0.02)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.53	$0.35

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,421,795	22,498,510
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,905,364	22,967,281

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)
	THREE MONTHS ENDED MARCH 31,
	2019		2018
	(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$176,061		$161,077
Wire and Cable	37,128		38,411
Engine Management	213,189		199,488

Compressors	39,811		29,898
Other Climate Control Parts	29,113		30,333
Temperature Control	68,924		60,231

All Other	1,653		2,107
Revenues	$283,766		$261,826

Gross Margin
Engine Management	$59,693	28.0%	$56,470	28.3%
Temperature Control	16,191	23.5%	13,667	22.7%
All Other	2,079		2,452
Gross Margin	$77,963	27.5%	$72,589	27.7%

Selling, General & Administrative
Engine Management	$37,343	17.5%	$36,264	18.2%
Temperature Control	14,141	20.5%	12,829	21.3%
All Other	8,516		8,624
Selling, General & Administrative	$60,000	21.1%	$57,717	22.0%

Operating Income
Engine Management	$22,350	10.5%	$20,206	10.1%
Temperature Control	2,050	3.0%	838	1.4%
All Other	(6,437)		(6,172)
Subtotal	17,963	6.3%	14,872	5.7%
Restructuring & Integration	-	0.0%	(2,836)	-1.1%
Other Income (Expense), Net	(6)	0.0%	271	0.1%
Operating Income	$17,957	6.3%	$12,307	4.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED MARCH 31,
	2019	2018
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,104	$8,597

RESTRUCTURING AND INTEGRATION EXPENSES	-	2,836
GAIN FROM SALE OF BUILDINGS	-	(218)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(681)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,104	$10,534

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.57	$0.37

RESTRUCTURING AND INTEGRATION EXPENSES	-	0.12
GAIN FROM SALE OF BUILDINGS	-	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.57	$0.46

OPERATING INCOME

GAAP OPERATING INCOME	$17,957	$12,307

RESTRUCTURING AND INTEGRATION EXPENSES	-	2,836
OTHER (INCOME) EXPENSE, NET	6	(271)

NON-GAAP OPERATING INCOME	$17,963	$14,872

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	March 31, 2019	December 31, 2018
	(Unaudited)

ASSETS

CASH	$11,746	$11,138

ACCOUNTS RECEIVABLE, GROSS	180,807	163,222
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,643	5,687
ACCOUNTS RECEIVABLE, NET	174,164	157,535

INVENTORIES	365,251	349,811
UNRETURNED CUSTOMER INVENTORY	19,784	20,484
OTHER CURRENT ASSETS	9,412	7,256

TOTAL CURRENT ASSETS	580,357	546,224

PROPERTY, PLANT AND EQUIPMENT, NET	88,850	90,754
OPERATING LEASE RIGHT-OF-USE ASSETS	37,301	-
GOODWILL	67,370	67,321
OTHER INTANGIBLES, NET	46,581	48,411
DEFERRED INCOME TAXES	41,126	42,334
INVESTMENT IN UNCONSOLIDATED AFFILIATES	33,703	32,469
OTHER ASSETS	17,446	15,619

TOTAL ASSETS	$912,734	$843,132

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$78,717	$43,689
CURRENT PORTION OF OTHER DEBT	5,023	5,377
ACCOUNTS PAYABLE	96,878	94,357
ACCRUED CUSTOMER RETURNS	55,318	57,433
ACCRUED CORE LIABILITY	28,260	31,263
OTHER CURRENT LIABILITIES	81,374	80,467

TOTAL CURRENT LIABILITIES	345,570	312,586

OTHER LONG-TERM DEBT	161	153
NONCURRENT OPERATING LEASE LIABILITIES	30,130	-
ACCRUED ASBESTOS LIABILITIES	43,837	45,117
OTHER LIABILITIES	19,996	18,075

TOTAL LIABILITIES	439,694	375,931

TOTAL STOCKHOLDERS' EQUITY	473,040	467,201

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$912,734	$843,132

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)
	THREE MONTHS ENDED MARCH 31,
	2019	2018
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$12,216	$7,989
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	6,178	6,016
OTHER	5,303	4,459
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(22,252)	(20,367)
INVENTORY	(14,656)	(3,390)
ACCOUNTS PAYABLE	1,181	10,674
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(282)	1,559
SUNDRY PAYABLES AND ACCRUED EXPENSES	(12,911)	(12,997)
OTHER	(1,503)	(95)
NET CASH USED IN OPERATING ACTIVITIES	(26,726)	(6,152)

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(6,472)
NET PROCEEDS FROM SALE OF FACILITY	4,801	-
CAPITAL EXPENDITURES	(3,084)	(6,903)
OTHER INVESTING ACTIVITIES	29	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,746	(13,375)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	34,758	34,054
PURCHASE OF TREASURY STOCK	(5,835)	(3,221)
DIVIDENDS PAID	(5,159)	(4,721)
OTHER FINANCING ACTIVITIES	1,409	1,885
NET CASH PROVIDED BY FINANCING ACTIVITIES	25,173	27,997

EFFECT OF EXCHANGE RATE CHANGES ON CASH	415	433
NET INCREASE IN CASH AND CASH EQUIVALENTS	608	8,903
CASH AND CASH EQUIVALENTS at beginning of period	11,138	17,323
CASH AND CASH EQUIVALENTS at end of period	$11,746	$26,226